Exhibit 10.2

EXECUTION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture), dated as of August 31, 2021, between RUMBLEON, INC., a Nevada corporation (the "Company") and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") under the Indenture (as defined below), and consented to and agreed to by Silverback Opportunistic Credit Master Fund Limited, Silverback Opportunity Master Fund Limited, KASAD 2, LP, Blackwell Partners LLC Series B, and Nineteen77 Global Multi-Strategy Alpha Master Limited (the “Beneficial Owners”) and by WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Convertible Notes Collateral Agent (as defined below).

WITNESSETH:

WHEREAS, the Company and the Trustee are parties to that certain Indenture dated as of January 14, 2020 by and between the Trustee and the Company (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this First Supplemental Indenture, the "Indenture");

WHEREAS, pursuant to Section 10.01(d) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to secure the Notes;

WHEREAS, the sole Beneficial Owners of the Notes are Silverback Opportunistic Credit Master Fund Limited, Silverback Opportunity Master Fund Limited, KASAD 2, LP, Blackwell Partners LLC Series B, and Nineteen77 Global Multi-Strategy Alpha Master Limited;

WHEREAS, the Company, on or about the date hereof, is entering into a term loan transaction in excess of Five Million Dollars ($5,000,000.00) with Oaktree Fund Administration, LLC, as administrative agent for certain lenders, which term loan transaction will be secured by the Term Loan Liens (as defined below);

WHEREAS, pursuant to Section 4.10 of the Indenture, the payments due under the Indenture and the Notes are to be secured on an equal and ratable (or senior) basis with the obligations so secured by the Term Loan Liens;

WHEREAS, (a) the Company will enter into (i) that certain Intercreditor Agreement (as defined below) among the Company, the Credit Agreement Collateral Agent (as defined below) and the Convertible Notes Collateral Agent; and (ii) that certain Security Agreement (as defined below) and (b) certain direct and indirect subsidiaries of the Company will enter into the Guaranty (as defined below); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective as of the date hereof (the "Amendment Effective Time").

2. Capitalized Terms. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned to them in the Indenture. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

3. Amendments to Indenture. Effective as of the Amendment Effective Time, the Indenture is amended as follows:

(a) Definitions. The following newly defined terms are added to Section 1.01 in the appropriate alphabetic order together with their respective definitions:

(i) “Amendment Effective Time” means August 31, 2021 .

(ii) "Collateral Documents" mean the Guaranty, Security Agreement, Intercreditor Agreement, each joinder or amendment thereto, and any other document or instrument executed and delivered by the Company or any of its affiliates for the benefit of the Convertible Notes Collateral Agent pursuant to or related to the foregoing.

(iii) “Convertible Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties under the Collateral Documents.

(iv) “Credit Agreement Collateral Agent” means Oaktree Fund Administration, LLC, its successors and assigns as the collateral agent for the Credit Agreement Secured Parties (as defined in the Intercreditor Agreement) under the Intercreditor Agreement.

(v) “Guaranty” means that certain Guaranty dated as of the Amendment Effective Time among certain of the subsidiaries of the Company and the Convertible Notes Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(vi) “Intercreditor Agreement” means that certain First Lien Intercreditor Agreement dated as of the Amendment Effective Time among the Company and its subsidiaries party thereto, the Credit Agreement Collateral Agent and the Convertible Notes Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(vii) “Notes Documents” means the Indenture, the Notes and the Collateral Documents.

(viii) “Secured Parties” means the Convertible Notes Collateral Agent, the Trustee and the Holders.

(ix) "Security Agreement" means that certain Security Agreement dated as of the Amendment Effective Time among the Company and its subsidiaries, as grantors, and the Convertible Notes Collateral Agent, as secured party, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(x) “Term Loan Liens” means those Liens on substantially all of the assets of the Company and its subsidiaries in order to secure the payment of certain term loans made to the Company in excess of Five Million Dollars ($5,000,000.00) from Oaktree Fund Administration, LLC, as administrative agent for certain lenders.

(b) Article VI Amendments. Section 6.05, Clause First, shall be amended to include the amounts payable to the Convertible Notes Collateral Agent. Any provision in Section 6.04 referring to amounts due to, or claims of, the Trustee shall be amended to include amounts due to and claims of the Convertible Notes Collateral Agent.

(c) Supplemental Indentures. The provisions of Article X governing amendment, supplement and waiver of the Indenture shall apply to amendment, supplement and waiver of the Notes Documents.

(d) Concerning the Convertible Notes Collateral Agent.

(i) Rights and Limitation of Liability. The Convertible Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and exculpations under the Indenture and the Collateral Documents as that afforded to the Trustee pursuant to Articles VII and XVII and the other provisions of the Indenture.

(ii) Compensation and Indemnity. The Convertible Notes Collateral Agent shall be entitled to the benefit of the provisions of Section 7.06, as if references to the Trustee in such Section were references to the Convertible Notes Collateral Agent and references to “this Indenture” or “hereunder” to include “under this Indenture and the Notes Documents” and “hereunder and thereunder”.

(iii) Successor Convertible Notes Collateral Agents. The Convertible Notes Collateral Agent may resign or be removed and a successor appointed in accordance with the provisions of Sections 7.07 and 7.08, as if references to the Trustee in such Section were references to the Convertible Notes Collateral Agent. If the Convertible Notes Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Convertible Notes Collateral Agent.

(iv) References to the Trustee in the definitions of Corporate Trust Office, Opinion of Counsel and Responsible Officer shall be amended to include the Convertible Notes Collateral Agent.

(v) Whether or not expressly stated in therein, in entering into and performing under any Notes Document, the Convertible Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture and the Security Agreement, which rights, privileges, immunities and indemnities shall be read together so long as the Security Agreement has not terminated.

4. Appointment of Convertible Notes Collateral Agent. Wilmington Trust, National Association is appointed to be the collateral agent for the Secured Parties under and pursuant to the Collateral Documents and Wilmington Trust, National Association accepts such appointment subject to the rights, privileges, immunities and indemnities set forth herein and in the Security Agreement.

5. Authorization to the Collateral Agent.

(a) The Beneficial Owners authorize and direct, and each Holder, by their acceptance of the benefits of the Collateral Documents, is deemed to authorize and direct, the Convertible Notes Collateral Agent to execute, deliver and perform its obligations under the Intercreditor Agreement, the Guaranty, the Security Agreement and any other Collateral Document required to be executed and delivered by the Convertible Notes Collateral Agent pursuant to the Guaranty, Security Agreement or Intercreditor Agreement.

(b) The Convertible Notes Collateral Agent shall act pursuant to the instructions of at least a majority in aggregate principal amount the Holders of the Notes or the Trustee with respect to the Collateral Documents. The Convertible Notes Collateral Agent shall have no discretion under the Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable. After the occurrence of an Event of Default, subject to the provisions of the Intercreditor Agreement, the Trustee (acting at the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes) may direct the Convertible Notes Collateral Agent in connection with any action required or permitted by the Indenture or the Collateral Documents. Neither the Trustee nor the Convertible Notes Collateral Agent shall have any obligation to exercise any of the rights or powers vested in it by the Indenture or the Collateral Documents at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee and the Convertible Notes Collateral Agent indemnity and/or security satisfactory to each of the Trustee and the Convertible Notes Collateral Agent against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

6. Direction to Trustee. The Company and the Beneficial Owners hereby authorize and direct the Trustee to execute this Supplemental Indenture.

7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Trustee Makes No Representation. Neither the Trustee nor the Convertible Notes Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. Neither the Trustee nor the Convertible Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

12. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns.

13. Severability. If and to the extent that any provision in this Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality, enforceability and approval of the remaining provisions shall not in any way be affected or impaired thereby, to the extent permitted by applicable law.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date first written above.

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Name: Marshall Chesrown
Title: President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Banking Officer

The foregoing First Supplemental Indenture is consented and agreed to as of the date of the foregoing First Supplemental Indenture:

Silverback Opportunistic Credit Master Fund Limited, as a beneficial owner of the Notes

By:	/s/ Robert Barron
Name: Robert Barron
Title: Portfolio Manager

Silverback Opportunity Master Fund Limited, as a beneficial owner of the Notes

By:	/s/ Robert Barron
Name: Robert Barron
Title: Portfolio Manager

KASAD 2, LP, as a beneficial owner of the Notes

By:	/s/ Robert Barron
Name: Robert Barron
Title: Portfolio Manager

Blackwell Partners LLC Series B, as a beneficial owner of the Notes

By:	/s/ Robert Barron
Name: Robert Barron
Title: Portfolio Manager

Nineteen77 Global Multi-Strategy Alpha Master Limited, as a beneficial owner of the Notes

By:	/s/ Connor Burke
Name: Connor Burke
Title: Director

By:	/s/ James Del Medico
Name: James Del Medico
Title: Executive Director

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Convertible Notes Collateral Agent

By:
Name: [NAME]
Title: [TITLE]